Exhibit 3.4

STARINVEST GROUP, INC.

AUDIT COMMITTEE CHARTER

I.
Composition of the Audit Committee: The Audit Committee of StarInvest Group, Inc. (the “Company”) shall be composed of at least two Directors, each of whom shall have no relationship to the Company or any investment adviser, sub-adviser, administrator, sub-administrator, custodian, principal underwriter, or transfer agent that may interfere with the exercise of his or her independence from management and the Company (each an “Independent Director”). In no event shall the Audit Committee be composed of less than a majority of the Company’s Independent Directors. In the event that the Audit Committee comprises the same number of Independent Directors that constitute a majority of Independent Directors, any action of the Audit Committee shall require unanimous approval of the Audit Committee to be given effect. If more than a majority of the Company’s Independent Directors comprise the Audit Committee, any action of the Audit Committee shall take effect upon approval of the number of Audit Committee members constituting a majority of the Company’s Independent Directors.

II.	Purpose of the Audit Committee: The purposes of the Audit Committee are to assist the Board of Directors:

1.	in its oversight of the Company’s accounting and financial reporting principles and policies and related controls and procedures maintained by or on behalf of the Company;

2.	in its oversight of the Company’s financial statements and the independent audit thereof;

3.
in selecting (or nominating the independent accountants to be proposed for shareholder approval in any proxy statement), evaluating and, where deemed appropriate, replacing the independent accountants; and

4.	in evaluating the independence of the independent accountants.

The function of the Audit Committee is oversight. The management of the Company, including contractually obligated service providers, is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management and applicable service providers are responsible for maintaining appropriate accounting and financial reporting principles and policies and related controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and carrying out a proper audit. In fulfilling their responsibilities hereunder, it is recognized that the members of the Audit Committee are not full-time employees of the Company, and the members of the Audit Committee are neither acting as, nor do they represent themselves to be acting as, accountants, auditors, or experts in the fields of accounting or auditing. As such, in fulfilling their oversight duties under this Charter, it is neither the duty nor the responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that provide information to the Audit Committee and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

The independent accountants for the Company are ultimately accountable to the Board of Directors and the Audit Committee. The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants (or to nominate the independent accountants to be proposed for shareholder approval in the proxy statement).

The Audit Committee shall also be responsible for ensuring that the independent accountants submit to the Company annually a formal written statement delineating all relationships between the independent accountants and the Company and any of its portfolio companies (“Statement as to Independence”), addressing at least the matters set forth in Independence Standards Board Standard No. 1. The Statement as to Independence shall also identify any audit, tax, or consulting services to the Company’s investment adviser, sub-adviser, administrator, sub-administrator, custodian, principal underwriter, transfer agent, or other service providers, if any, and such other investment companies advised by the Company’s investment adviser, if any, as the Audit Committee may specify

III.
Meetings of the Audit Committee: The Audit Committee shall meet as often as may be required to consider the matters set forth in Article IV below. In addition, the Audit Committee should meet separately at least annually with management and the independent accountants to discuss any matters that the Audit Committee, or any of these persons or firms, believes should be discussed privately. The Audit Committee may request that any officer or employee of the Company, service provider to the Company, outside counsel to the Company or the independent Directors, or representatives of the Company’s independent accountants, attend a meeting of the Audit Committee or meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV.	Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following responsibilities and powers:

1.	with respect to the independent accountants:

(i)	to provide advice to the Board of Directors in selecting, evaluating, or replacing the independent accountants;

(ii)	to review the fees charged by the independent accountants for the performance of audit and non-audit services to the Company;

(iii)
to ensure that the independent accountants prepare and deliver annually a Statement as to Independence (it being understood that the independent accountants are responsible for the accuracy and completeness of the Statement as to Independence), to discuss with the independent accountants any relationships or services disclosed in the Statement as to Independence that may impact the objectivity and independence of the Company’s independent accountants and to recommend that the Board of Directors take appropriate action in response to the Statement as to Independence to satisfy itself of the independent accountants’ independence; and

(iv)	to instruct the independent accountants that the independent accountants are ultimately accountable to the Board of Directors and Audit Committee;

2.	with respect to financial reporting principles and policies and related controls and procedures:

(i)
to advise management and the independent accountants that they are expected to provide or cause to be provided to the Audit Committee a timely analysis of significant financial reporting issues and practices;

(ii)
to consider any reports or communications (and management’s responses thereto) submitted to the Audit Committee by the independent accountants required by generally accepted auditing standards, as they may be modified or supplemented, including reports and communications related to:

•	deficiencies noted in the audit in the design at operation of related controls;

•	consideration of fraud in a financial statement audit;

•	detection of illegal acts;

•	the independent accountants’ responsibility under generally accepted auditing standards;

•	significant accounting policies;

•	management judgments and accounting estimates;

•	adjustments recorded and unadjusted differences arising from the audit;

•	the responsibility of the independent accountants for other information in documents containing audited financial statements;

•	disagreements with management;

•	consultation by management with other independent accountants;

•	major issues discussed with management prior to retention of the independent accountants;

•	difficulties encountered with management in performing the audit; and

•	the independent accountant’s judgments about the quality of the Company’s accounting principles;

(iii)	to meet with management and/or the independent accountants:

•	to discuss the scope of the annual audit or any audit or review of interim financial statements;

•	to discuss the audited financial statements;

•
to discuss any significant matters arising from any audit or report or communication referred to in item 2(ii) above, whether raised by management or the independent accountants, relating to the Company’s financial statements;

•	to review the opinion rendered, or the form of opinion the independent accountants propose to render, to the Board of Directors and shareholders;

•	to discuss allocations of expenses between the Company and other entities and, if applicable, among different series of the Company and among different classes of shares of the Company;

•	to discuss the Company’s compliance with Subchapter M and, if applicable, Subchapter L,* of the Internal Revenue Code of 1986, as amended;

•	to discuss with management and the independent accountants their respective procedures to assess the representativeness of securities prices provided by external pricing services;

•
to discuss with independent accountants their conclusions as to the reasonableness of procedures employed to determine the fair value of securities for which market quotations are not readily available, management’s adherence to such procedures and the adequacy of supporting documentation;

•	to discuss with management and the independent accountants any reports issued by independent accountants regarding the Company’s transfer, custody, and accounting agents;

•
to discuss the report of the independent accountants on the Company’s system of internal accounting controls required to be filed with the Company’s filings under the Securities Exchange Act of 1934, as amended;

•	to discuss significant changes to the Company’s accounting principles, policies, controls, procedures, and practices proposed or contemplated by management;

•	to discuss significant changes to auditing principles and to auditing policies, controls, procedures, and practices contemplated by the independent accountants;

•	to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks; and

(iv)	to discuss with the Company and its legal advisors any significant legal matters that may have a material effect on the financial statements; and

3.	with respect to reporting, recommendations and other matters,

(i)	to provide advice to the Board of Directors in electing the principal accounting officer of the Company;

(ii)	to provide any report required by the rules of the Securities and Exchange Commission;

(iii)	to review this Charter at least annually and recommend any changes to the full Board of Directors; and

(iv)
to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

V.
Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage independent accountants for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

*	Subchapter L is relevant only to investment companies that sell their shares to insurance company separate accounts.